Exhibit 3.134

Form 533A Prescribed by the: Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www.sos.state.oh.us Busserv@sos.state.oh.us	Expedite this form: (select one) Mail form to one of the following: • Expedite PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100*** • Non Expedite PO Box 670 Columbus, OH 43216

ARTICLES OF ORGANIZATION FOR A DOMESTIC

LIMITED LIABILITY COMPANY

Filing Fee: $125.00

(CHECK ONLY ONE (1) BOX)

(1)	☑	Articles of Organization for Domestic	(2)	☐	Articles of Organization for Domestic
		For-Profit Limited Liability Company			Nonprofit Limited Liability Company
		(115-LCA)			(115-LCA)
		ORC 1706			ORC 1705

Name of limited liability company

Lucky S2 LLC

Name must include one of the following words or abbreviations: “limited liability company,” “limited’” “LLC,” “LLC.,” ltd., or “ltd.,”

Effective Date (Options)	mm/dd/yyyy	(The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing)

This limited liability company shall exist for                     perpetual

(Optional)                                                                                                                       Period of Existence

Purpose	any and all lawful purposes
(Optional)

☐ Check here if additional provisions are attached

Form 533A	Page 1 of 5

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member(s), manager(s) or representatives) of

Lucky S2 LLC

Name of Limited Liability Company

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is

C T Corporation System

Name of Agent

1300 East 9th Street

Mailing Address

Cleveland	Ohio	44114
City	State	Zip Code

☐	If the agent is an individual and using a P.O. Box, check this box to certify the agent is an Ohio resident.

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

Lucky S2 LLC

Name of Limited Liability Company

hereby acknowledges and accepts the appointment of agent for said limited liability company

/s/ Michele Miller
Michele Miller
Assistant Secretary
Agent’s Signature

Form 533A	Page 2 of 5

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document on behalf of the limited liability company identified above.

REQUIRED Articles and original appointment of agent must be authenticated (signed) by a member, manager or other representative.	/s/ David L. Boehnen Signature David L. Boehnen Print Name	12-22-08 Date

	/s/ Pamela K. Knous	12/23/2008
	Signature	Date

Pamela K. Knous
Print Name

/s/ John P. Breedlove
Signature

	John P. Breedlove Print Name	12/23/2008 Date

(See Instructions Below)

Form 533A	Page 3 of 5

Prescribed by:	The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One) Mail form to one the following: P.O. Box 1890 • Expedite Columbus OH 43216 ***Requires an additional fee of $100*** P.O. Box 670 • Non Expedite Columbus OH 43216

www.sos.state.oh.us

e-mail: busserv@sos.state.oh.us

CERTIFICATE OF MERGER

Filing Fee $125.00

(154-MER)

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan limited liability companies, limited partnerships and/or partnerships with limited liability, desiring to effect a merger, set forth the following facts:

I. SURVIVING ENTITY

A.	The name of the entity surviving the merger is: Lucky S2 LLC

B.	Name Change: As a result of this merger, the name of the surviving entity has been changed to the following:

Lucky Stores LLC

(Complete only if name of surviving entity is changing through the merger)

C.	The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

☐	Domestic (Ohio) For-Profit Corporation, charter number

☐	Domestic (Ohio) Non-Profit Corporation, charter number

☐	Foreign (Non-Ohio) For-Profit Corporation incorporated under the laws of the state/country of and licensed to transact business in the state of Ohio under license number

☐	Foreign (Non-Ohio) For-Profit Corporation incorporated under the laws of the state/country of and NOT licensed to transact business in the state of Ohio

☐	Foreign (Non-Ohio) Nonprofit Corporation under the laws of the state/country of and licensed to transact business in the state of Ohio under license number

☐	Foreign (Non-Ohio) Nonprofit Corporation under the laws of the state/country of and NOT licensed to transact business in the state of Ohio

☒	Domestic (Ohio) For-Profit Limited Liability Company, with registration number 1825909

☐	Domestic (Ohio) Nonprofit Limited Liability Company, with registration number

Foreign (Non-Ohio) For-Profit Limited Liability Company organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

☐	Foreign (Non-Ohio) For-Profit Limited Liability Company organized under the laws of the state/country of and NOT registered to do business in the state of Ohio

☐	Foreign (Non-Ohio) Nonprofit Limited Liability Company organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

☐	Foreign (Non-Ohio) Nonprofit Limited Liability Company organized under the laws of the state/country of and NOT registered to do business in the State of Ohio

☐	Domestic (Ohio) Limited Partnership, with registration number

☐	Foreign (Non-Ohio) Limited Partnership organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

☐	Foreign (Non-Ohio) Limited Partnership organized under the laws of the state/country of and NOT registered to do business in the state of Ohio

☐	Domestic (Ohio) Partnership Having Limited Liability, with the registration number

☐	Foreign (Non-Ohio) Partnership Having Limited Liability organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

☐	Foreign (Non-Ohio) Partnership Having Limited Liability organized under the laws of the state/country of and NOT registered to do business in the state of Ohio

☐	General Partnership NOT registered with the state of Ohio

II.	MERGING ENTITY

The name, charter/license/registration number, type of entity, state or country of incorporation or organization, respectively, of which is the entities merging out of existence are as follows: (If this is insufficient space to reflect all merging entities, please attach a separate sheet listing the merging entities).

Name/Charter, License or Registration Number	State/Country of Organization	Type of Entity

Lucky Stores LLC	Nevads	limited liability com

III.	MERGER AGREEMENT ON FILE

The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

Michele R. Justesen	11840 Valley View Road
Name	Street Address/P.O. Box Address

Eden Prairie	MN	55344
City	State	Zip Code

IV.	EFFECTIVE DATE OF MERGER

This merger is to be effective on                    (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing, if no date is specified, the date of filing will be the effective date of the merger).

V.	MERGER AUTHORIZED

Each constituent entity has complied with all of the laws under which it exists and the laws permit the merger. The agreement of merger is authorized on behalf of each constituent entity and that each person who signed the certificate on behalf of each entity is authorized to do so.

VI.	STATUTORY AGENT

If the surviving entity is a foreign entity NOT licensed to transact business in this state, the name and address of statutory agent upon whom any process, notice or demand may be served is:

Name	Mailing Address

,	Ohio
City	Zip Code

☐	If the agent is an individual and using a P.O. Box, check this box to certify the agent is a resident of the state of Ohio.

VII.	STATEMENT OF MERGER

Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.	AMENDMENTS

In the case of a merger into a domestic corporation, limited liability company, or limited partnership, any amendments to the articles of incorporation, articles of organization, or certificate of limited partnership of the surviving domestic entity shall be filed with the certificate of merger.

☐Amendments are attached                             ☒No Amendments

IX.	REQUIREMENTS OF CORPORATIONS MERGING OUT OF EXISTENCE

If a domestic or foreign corporation licensed to transact business in this state is a constitutent entity and the surviving or new entity resulting from the merger is not a domestic or foreign corporation that is to be licensed to transact business in this state, the certificate of merger or consolidation shall be accompanied by the affidavits, receipts, certificates, or other evidence required by division (G) of section 1702.47 of the Revised Code, with respect to each domestic corporation, and by the affidavits, receipts, certificates, or other evidence required by division (C) or (D) of section 1703,17 of the Revised Code, with respect to each foreign constituent corporation licensed to transact business in this state.

X.	QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

A.	The listed surviving foreign entity desires to transact business in Ohio as a foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:

Name	Mailing Address

,	Ohio
City	Zip Code

☐	If the agent is an individual and using a P.O. Box, check this box to certify the agent is a resident of the state of Ohio.

The subject surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State of Ohio if the agent cannot be found, if the corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability fails to designate another agent when required to do so, or if the foreign corporation’s, bank’s, savings bank’s, savings and loan’s, limited liability company’s, limited partnership’s or partnership having limited liability’s license or registration to do business in Ohio expires or is canceled.

B.	The qualifying entity also states as follows: (Complete only if applicable)

1.	Foreign Notice Under Section 1703.031

(If the qualifying entity is a foreign bank, savings bank, or savings and loan, then the following information must be completed.)

(a)	The name of the Foreign Nationally/Federally chartered bank, savings bank, or savings and loan association is:

(b)	The name(s) of any Trade Name(s) under which the corporation will conduct business:

(c)	The location of the main office (non-Ohio) shall be:

Street Address / P.O. Box Address

City	County	State	Zip Code

(d)	The principal office location in the state of Ohio shall be:

Street Address / P.O. Box Address

Ohio
City	County	State	Zip Code

(If there will not be an office in the state of Ohio, please list none)

(e)	The corporation will exercise the following purpose(s) in the state of Ohio:

(Please provide a brief summary of the business to be conducted; a general clause is not sufficient).

2.	Foreign Qualifying Limited Liability Company under section 1705.54

(If the qualifying entity is a foreign limited liability company, the following information must be completed).

(a)	The name of the For-Profit or Nonprofit limited liability company in its state of organization/registration is:

(b)	The name under which the limited liability company desires to transact business in Ohio ( if different from its home state name) is:

(c)	The limited liability company was organized or registered on under the laws of the state/country of

(d)	The address to which interested persons may direct requests for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

Street Address / P.O. Box Address

City	State	Zip Code

3.	Foreign Qualifying Limited Partnership under section 1782.49

(If the qualifying entity is a foreign limited partnership, the following information must be completed.)

(a)	The name of the limited partnership is:

(b)	The limited partnership was formed on

Under the laws of the state/country of:

(c)	The address of the office of the limited partnership in its state/country of organization is:

Street Address / P.O. Box Address

City	County	State	Zip Code

(d)	The limited partnership’s principal office address is:

Street Address / P.O. Box Address

City	County	State	Zip Code

(e)	The names and business or residence addresses of the general partners of the partnership are as follows:

Name	Street Address / P.O. Box Address

(If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

(f)	The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

Street Address / P.O. Box Address

City	County	State	Zip Code

The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

4.	Foreign Qualifying Partnership Having Limited Liability Under Section 1775.84

(If the qualifying entity is a foreign partnership having limited liability, the following information must be completed.)

(a)	The name of the partnership shall be:

(b)	The partnership was formed under the laws of the state/country of:

(c)	Please complete the following appropriate section (either item c(1) or c(2)):

(1.)	The address of the partnership’s principal office in Ohio is:

Street Address/P.O. Box Address

,	Ohio
City		Zip Code

(If the partnership does not have a principal office in Ohio, than item c(2) must be completed)

(2.)	The address of the partnership’s principal office (Non-Ohio):

Street Address/P.O. Box Address

City	State	Zip Code

(d)	The business which the partnership engages in is:

(Proceed to page 7 for signatures of authorized officers, partners and representatives.)

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below

Lucky Stores LLC
Exact name of entity	Exact name of entity

By: /s/ John P. Breedlove	By:
Its: John P. Breedlove, V P	its:

Date: 12/23/2008	Date:

Lucky S2 LLC.
Exact name of entity	Exact name of entity

By:/s/ John P. Breedlove	By:

Its: John P. Breedlove, V P	Its:

Date: 12/23/2008	Date:

Exact name of entity	Exact name of entity

By:	By:

Its:	Its:

Date:	Date:

Exact Name of entity	Exact Name of entity

By:	By:

Its:	Its:

Date:	Date:

Exact Name of entity	Exact Name of entity

By:	By:

Its:	Its:

Date:	Date:

An authorized representative of each constituent corporation, partnership, or entity must sign the merger certificate ORC 1701.81(A), 1702.43(A),1705.38(A),1775.47(A), 1782.433(A)